As filed with the Securities and Exchange Commission on June 25, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CABELA’S INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0486586
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Cabela Drive

Sidney, Nebraska 69160

(Address of Principal Executive Offices)

Cabela’s Incorporated 1997 Stock Option Plan

Cabela’s Incorporated Employee Stock Purchase Plan

Cabela’s Incorporated 2004 Stock Plan

Cabela’s Incorporated 401(k) Plan

(Full Title of the Plans)

Dennis Highby

Chief Executive Officer

Cabela’s Incorporated

One Cabela Drive

Sidney, Nebraska 69160

(Name and Address of Agent For Service)

(308) 254-5505

(Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Michael M. Hupp, Esq.

Matthew D. Maser, Esq.

Koley Jessen P.C.,

A Limited Liability Organization

1125 South 103rd Street, Suite 800

Omaha, Nebraska 68124

(402) 390-9500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Class A Common Stock, par value $0.01 per share	2,569,000(2)	$8.45(3)	$21,701,200	$2,749.54
Class A Common Stock, par value $0.01 per share	1,335,880(4)	$17.26(5)	$23,051,270	$2,920.60
Class A Common Stock, par value $0.01 per share	1,416,620(6)	$7.85(7)	$11,120,467	$1,408.96
Class A Common Stock, par value $0.01 per share	1,835,000(8)	$7.85(7)	$13,542,300	$1,715.81
Class A Common Stock, par value $0.01 per share	10,000,000(9)	$7.85(7)	$78,500,000	$9,945.95
Total Class A Common Stock, par value $0.01 per share	17,156,500	—	$147,915,237	$18,740.86

(1)	This Registration Statement shall also cover any additional shares of common stock of the Registrant which may become issuable under the employee benefit plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction, effected as required by such plans.

(2)	Represents 2,569,000 shares the Registrant’s Class A Common Stock subject to options under the Cabela’s Incorporated 1997 Stock Option Plan.

(3)	Computed in accordance with Rule 457(h) of the Securities Act. The offering price of $8.45 per share represents the weighted average exercise price per share for outstanding options under the Cabela’s Incorporated 1997 Stock Option Plan.

(4)	Represents 1,335,800 shares the Registrant’s Class A Common Stock subject to options under the Cabela’s Incorporated 2004 Stock Plan.

(5)	Computed in accordance with Rule 457(h) of the Securities Act. The offering price of $17.26 per share represents the weighted average exercise price per share for outstanding options under the Cabela’s Incorporated 2004 Stock Plan.

(6)	Represents 1,416,620 shares of the Registrant’s Class A Common Stock reserved for issuance under the 2004 Cabela’s Incorporated Stock Plan.

(7)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act., based on the pro forma book value of the Class A Common Stock as of April 3, 2004.

(8)	Represents 1,850,000 shares of the Registrant’s Class A Common Stock reserved for issuance under the Cabela’s Incorporated Employee Stock Purchase Plan.

(9)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Cabela’s Incorporated 401(k) Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act and have been omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Cabela’s Incorporated (the “Corporation” or the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

a.	The Prospectus contained in the Registrant’s Form S-1 Registration Statement (No. 333-113835) filed with the Commission on June 24, 2004, pursuant to Rule 424(b)(1) of the Securities Act.

b.	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (000-3227) filed with the Commission on June 23, 2004, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Paul C. Jessen, a shareholder of Koley Jessen P.C., A Limited Liability Organization owns an aggregate of 49,545 shares of common stock and options to purchase 7,340 shares of common stock.

Item 6.	Indemnification of Directors and Officers

Limitations on Liability and Indemnification Matters

Limitation of Director Liability. The Registrant’s amended and restated certificate of incorporation limits the liability of its directors (in their capacity as directors but not in their capacity as officers) to it or its stockholders to the fullest extent permitted by Delaware law. Specifically, the registrant’s directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Indemnification Arrangements. The Registrant’s bylaws provide that its directors be indemnified in connection with actual or threatened proceedings arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law. The Registrant’s bylaws further provide for the advancement of expenses to these directors in connection with the defense of an action or proceeding. The board of directors has broad authority to cause any officer or employee to be indemnified if he or she is made a party to an action, suit or proceeding by reason of his or her position with the Registrant. The Registrant has also entered into indemnification agreements with each of its directors and executive officers that provides the directors and executive officers with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

Directors’ and Officers’ Insurance. The Registrant currently maintains a directors’ and officers’ liability insurance policy that provides its officers and directors with liability coverage in amounts that it deems appropriate.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation of Cabela’s Incorporated

3.2*	Amended and Restated Bylaws of Cabela’s Incorporated

4.1*	Specimen Stock Certificate

4.2*	Registration Rights Agreement, dated as of September 23, 2003, among Cabela’s Incorporated and the security holders named therein

4.3*	Form of 4.95% Senior Note Due September 2009

4.4*	Form of 8.79% Senior Note, Series A, Due January 2007

4.5*	Form of 9.01% Senior Note, Series B, Due January 2007

4.6*	Form of 9.19% Senior Note, Series C, Due January 2010

4.7*	Note Purchase Agreement, dated as of September 5, 2002, among Cabela’s Incorporated and various purchasers party thereto

4.8*	Note Purchase Agreement, dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

4.9*	Amendment No. 1 to Note Purchase Agreement dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

4.10*	Amendment No. 2 to Note Purchase Agreement dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

4.11*	Amendment No. 3 to Note Purchase Agreement dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

4.12*	Amendment No. 4 to Note Purchase Agreement dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

4.13*	Amendment No. 5 to Note Purchase Agreement dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

5.1	Opinion of Koley Jessen P.C., A Limited Liability Organization

5.2	In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the Registrant hereby confirms that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Koley Jessen P.C., A Limited Liability Organization (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

99.1*	Cabela’s Incorporated 1997 Stock Option Plan

99.2*	Cabela’s incorporated 2004 Stock Plan

99.3*	Cabela’s Incorporated Employee Stock Purchase Plan

99.4	Cablea’s Incorporated 401(k) Savings Plan

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-113835), as amended, originally filed with the Commission on March 23, 2004 and declared effective on June 24, 2004.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 25, 2004.

CABELA’S INCORPORATED

By:	/s/ RALPH W. CASTNER
Ralph W. Castner Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Dennis Highby and Ralph W. Castner, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENNIS HIGHBY Dennis Highby	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ RALPH W. CASTNER Ralph W. Castner	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2004

/s/ RICHARD N. CABELA Richard N. Cabela	Chairman of the Board and Director	June 25, 2004

/s/ JAMES W. CABELA James W. Cabela	Vice Chairman of the Board and Director	June 25, 2004

/s/ GERALD E. MATZKE Gerald E. Matzke	Director	June 25, 2004

/s/ MICHAEL R. MCCARTHY Michael R. McCarthy	Director	June 25, 2004

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Cabela’s Incorporated 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, state of Nebraska, on June 25, 2004.

CABELA’S INCORPORATED 401(k) SAVINGS PLAN

By:	/s/ RALPH W. CASTNER
Ralph W. Castner Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation of Cabela’s Incorporated

3.2*	Amended and Restated Bylaws of Cabela’s Incorporated

4.1*	Specimen Stock Certificate

4.2*	Registration Rights Agreement, dated as of September 23, 2003, among Cabela’s Incorporated and the security holders named therein

4.3*	Form of 4.95% Senior Note Due September 2009

4.4*	Form of 8.79% Senior Note, Series A, Due January 2007

4.5*	Form of 9.01% Senior Note, Series B, Due January 2007

4.6*	Form of 9.19% Senior Note, Series C, Due January 2010

4.7*	Note Purchase Agreement, dated as of September 5, 2002, among Cabela’s Incorporated and various purchasers party thereto

4.8*	Note Purchase Agreement, dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

4.9*	Amendment No. 1 to Note Purchase Agreement dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

4.10*	Amendment No. 2 to Note Purchase Agreement dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

4.11*	Amendment No. 3 to Note Purchase Agreement dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

4.12*	Amendment No. 4 to Note Purchase Agreement dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

4.13*	Amendment No. 5 to Note Purchase Agreement dated as of January 1, 1995, among Cabela’s Incorporated and various purchasers party thereto

5.1	Opinion of Koley Jessen P.C., A Limited Liability Organization

5.2	In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the Registrant hereby confirms that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Koley Jessen P.C., A Limited Liability Organization (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

99.1*	Cabela’s Incorporated 1997 Stock Option Plan

99.2*	Cabela’s incorporated 2004 Stock Plan

99.3*	Cabela’s Incorporated Employee Stock Purchase Plan

99.4	Cabela’s Incorporated 401(k) Savings Plan

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration (No. 333-113835), as amended, originally filed with the Commission on May 5, 2004 and declared effective on June 24, 2004.